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                                                                    Exhibit 10.7

[LETTERHEAD OF ANATEL]

           INSTRUMENT OF AUTHORIZATION PVCP/SPV NO. 014/2003 - ANATEL

     INSTRUMENT OF AUTHORIZATION FOR THE USE OF RADIO FREQUENCY BLOCKS ENTERED INTO BY AND BETWEEN AGENCIA NACIONAL DE TELECOMUNICACOES - ANATEL AND TNL PCS S.A.

By this instrument, AGENCIA NACIONAL DE TELECOMUNICACOES (the National Telecommunications Agency), hereinafter referred to as ANATEL, a FEDERAL GOVERNMENT entity, in exercising the authority bestowed on it under article 19, IX of Federal Law No. 9472 of July 16, 1997, together with article 194, II of Anatel Internal Regulations, approved by Resolution No. 270 of July 19, 2001, herein represented by its Private Service Superintendent, JARBAS JOSE VALENTE, Brazilian, married, bearer of identity card RG No. 4.346/D issued by the Regional Council of Engineers, Architects and Agronomists (CREA/DF) and enrolled in the Individual Taxpayers' Register of the Finance Ministry (CPF/MF) under No. 184059671-68, pursuant to Act No. 37.566 of July 8, 2003, published in the Official Gazette of the Federal Executive on July 9, 2003, on the one part; and TNL PCS S.A., enrolled in the National Register of Legal Entities of the Finance Ministry (CNPJ/MF) under No. 04.164.616/0001-59, herein represented by its Chief Executive Officer LUIZ EDUARDO FALCO PIRES CORREA, Brazilian, married, bearer of identity card RG No. 6056736 SSP/SP and CPF/MF 052425988-75, and by its Officer PAULO ALTMAYER GONCALVES, Brazilian, married, bearer of identity card RG No. 8002420647 SSP/RS and CPF/MF No. 153421660-04, hereinafter referred to as AUTHORIZED PARTY, on the other part, enter into this Instrument of Authorization for the Use of Radio Frequency Blocks, hereinafter referred to as Instrument, Anatel Proceeding No. 53500.001359/2001, which shall be governed by the rules referred to below and by the following clauses:

                               SECTION I - PURPOSE

CLAUSE 1.1 - The purpose of this Instrument is the Concession of Authorization for the Use of Radio Frequency Blocks without exclusivity, on a primary basis and restricted to the respective sectors of the General Concessions Plan - PGO, approved by Decree No. 2534 of April 2, 1998, associated with the authorization for provision of Personal Mobile Service (Servico Movel Pessoal - PMS) to TNL PCS S.A., as set forth below.

SECTOR   BLOCKS          FREQUENCY BAND (MHZ)
------   ------          --------------------
   1        1     1,725 to 1,727.5/1,820 to 1,822.5
            2     1,727.5 to 1,730/1,822.5 to 1,825
            3     1,730 to 1,732.5/1,825 to 1,827.5
   2        1     1,725 to 1,727.5/1,820 to 1,822.5
            2     1,727.5 to 1,730/1,822.5 to 1,825
   3        1     1,725 to 1,727.5/1,820 to 1,822.5
            2     1,727.5 to 1,730/1,822.5 to 1,825
   5        1     1,725 to 1,727.5/1,820 to 1,822.5
            2     1,727.5 to 1,730/1,822.5 to 1,825
   8        1     1,725 to 1,727.5/1,820 to 1,822.5
            2     1,727.5 to 1,730/1,822.5 to 1,825
  11        1     1,725 to 1,727.5/1,820 to 1,822.5
            2     1,727.5 to 1,730/1,822.5 to 1,825

CLAUSE 1.1.1 - The Concession of Authorization for the Use of Radio Frequency Blocks is a binding administrative act, associated with the concession, permission or authorization for telecommunications service provision, which gives the interested party, for a determinate period of time, the right to use radio frequencies pursuant to legal and regulatory conditions.

                           SECTION II - EFFECTIVENESS

CLAUSE 2.1 - This Authorization for the Use of Radio Frequency Blocks is issued for the remaining period of the Authorization for the Use of Radio Frequency associated with the Authorization for Rendering of PMS, ANATEL INSTRUMENT OF AUTHORIZATION PVCP/SPV No. 001/2001 of March 12, 2001, Official Gazette of the Federal Executive of March 13, 2001, and expiring on March 13, 2016, extendable a single time for a period of fifteen (15) years on a remunerated basis, associated with the Authorization for Rendering of Personal Mobile Service - PMS, the validity of which being conditional on observance of the provisions set out in this Instrument.

  SECTION III - THE PRICE FOR CONCESSION OF AUTHORIZATION FOR THE USE OF RADIO
                                FREQUENCY BLOCKS

CLAUSE 3.1 - The Price for the Concession is the value for the Right of Use of Radio Frequencies pursuant to the provisions set out in article 48, paragraph 1, of Law No. 9472 of July 16, 1997.

CLAUSE 3.1.1 - The Price payable for the Concession of Authorization for the Use of Radio Frequency Blocks shall be paid to the Telecommunications Monitoring Fund - FISTEL.

CLAUSE 3.1.2 - The Price payable for this Concession of Authorization for the Use of Radio Frequency Blocks is sixty-six million ninety-five thousand seven hundred and seventy-five reais and ninety-one centavos (R$ 66,095,775.91), to be paid as follows:

I - The total amount or ten percent (10%) of this amount shall be paid on the date of the corresponding Instrument for Concession of Authorization for the Use of Radio Frequency Blocks.

II - The remaining ninety percent (90%) shall be paid in six equal and annual installments, which shall be due, respectively, in up to thirty-six (36), forty-eight (48), sixty (60), seventy-two (72), eight-four (84) and ninety-six
(96) months as from the date of issue of the corresponding Instrument for Concession of Authorization for the Use of Radio Frequency Blocks, and the amount payable shall be adjusted by the variation of the General Price Index - Domestic Availability (IGP-DI) published by the Getulio Vargas Foundation, from the date of the corresponding Instrument for Concession of Authorization for the Use of Radio Frequency Blocks until the date of actual payment, should said payment take place after twelve (12) months from the date of the corresponding Instrument for Concession of Authorization for the Use of Radio Frequency Blocks, plus interest at one percent (1%) per month, charged on the amount that has been adjusted from the issue date of the Instrument for Concession of Authorization for the Use of Radio Frequency Blocks.

PARAGRAPH 1 - If the remaining term for the authorization for the use of radio frequencies corresponding to the authorization for provision of the PMS is less than eight (8) years, this amount shall be distributed in six (6) equal and annual installments, at the most, so that it is fully paid before expiration of the first term of said grant.

PARAGRAPH 2 - Late payment of the amounts established in this clause shall result in imposition of a default fine of zero point thirty-three percent (0.33%) per day up to the limit of ten percent (10%), plus interest at the SELIC rate for federal bonds, to be applied on the amount of the debt computing all the days that the payment has been in arrears.

PARAGRAPH 3 - Default on payment of the amount stipulated in this clause shall imply cancellation of the Authorization for the Use of Radio Frequency Blocks, irrespective of applying the other penalties set out in the Anatel Regulations.

PARAGRAPH 4 - Effectiveness of the Authorization for the Use of Radio Frequency Blocks shall be conditional on the actual payment of the price offered, or when payment is in installments, of the amount of the first installment.

                        SECTION IV - COVERAGE COMMITMENTS

CLAUSE 4.1 - The AUTHORIZED PARTY undertakes in each sector of this
Authorization:

I - to hold an area of coverage equivalent to at least fifty percent (50%) of the urban area of fifty percent (50%) of the state capitals, of municipalities with over five hundred thousand (500,000) inhabitants and, in Region II and in the Federal District, up to twelve (12) months following execution of this Instrument of Authorization.

II - to service the state capitals, the municipalities with over five hundred thousand (500,000) inhabitants and, in the Region II, also the Federal District, up to twenty-four (24) months following execution of this Instrument of Authorization.

III - to hold an area of coverage equivalent to at least fifty percent (50%) of the urban land area and fifty percent (50%) of the municipalities with over two hundred thousand (200,000) inhabitants up to thirty-six (36) months following signature of this Instrument of Authorization.

IV - to service municipalities with over two hundred thousand (200,000) inhabitants within forty-eight (48) months following execution of this Instrument of Authorization; and

V - to service municipalities with over one hundred thousand (100,000) inhabitants within sixty (60) months following execution of this Instrument of Authorization.

CLAUSE 4.2 - A location shall be considered serviced when the area of coverage encompasses at least eighty percent (80%) of the urban area

CLAUSE 4.3- Noncompliance with the commitments shall subject the AUTHORIZED PARTY to the sanctions set out in this Instrument and in the regulation, and may result in cancellation of authorization.

CLAUSE 4.4 - The locations that are the subject matter of the commitments provided for in 4.1 shall be defined, taking into consideration the population estimates for the states and municipalities with a reference data set at July 1, 2000, disclosed by IBGE under Resolution No. 9 dated August 8, 2000.

CLAUSE 4.5 - All the terms shall run as of the date of publication of the extract of the Acts corresponding to the Concessions of Authorization for the Use of Radio Frequency Blocks in the Official Gazette of the Federal Executive
(DOU).

                         SECTION V - ANATEL PREROGATIVES

CLAUSE 5.1 - Without prejudice to the other regulatory provisions, it is incumbent on ANATEL:

I - to comply with the rules and regulations in effect and those that may be issued during effectiveness of this Instrument;

II - to prevent conduct that adversely affects free competition;

III - to impede economic concentration, including by imposing restrictions, limits or conditions to this Instrument;

IV - to manage the radio frequency spectrum, applying the legal and regulatory penalties;

V - to extinguish this Instrument in the cases set forth in this instrument and in applicable law.

CLAUSE 5.2 - ANATEL may order the AUTHORIZED PARTY to immediately cease transmission from any telecommunications station that has been causing interference that is prejudicial to regularly operated telecommunications services, until said interference has ceased.

SECTION VI - OVERALL CONDITIONS FOR THE CONCESSION OF AUTHORIZATION FOR THE USE
                           OF RADIO FREQUENCY BLOCKS.

CLAUSE 6.1 - The Concession of Authorization for the Use of Radio Frequency Blocks may only be associated with the authorization for rendering of the Personal Mobile Service.

CLAUSE 6.2 - AUTHORIZED PARTY undertakes to strictly observe all regulations governing the Authorization for the Use of Radio Frequency Blocks (hereinafter GRANTEE), and shall be subject to the new regulations and any amendments that may be issued.

CLAUSE 6.3 - AUTHORIZED PARTY shall not have vested right to continue the conditions in effect on the execution date hereof, and shall observe the new conditions that may be imposed by law or by regulations to be issued by ANATEL.

CLAUSE 6.4 - AUTHORIZED PARTY shall ensure that installation of the telecommunications stations and expansion thereof is in conformity with applicable regulations, especially with regard to limitations related to distance from airports, aerodromes, radio-goniometric stations and Indigenous areas.

CLAUSE 6.5 - The installation, operation and deactivation of a telecommunications station shall observe the provisions set out in the regulations.

CLAUSE 6.6 - AUTHORIZED PARTY shall use the respective blocks on its own account and risk, and it shall be held fully and solely liable for any losses resulting from use thereof.

CLAUSE 6.7- AUTHORIZED PARTY shall be held solely liable for any damage suffered by its users or by third parties due to use of the respective blocks, and ANATEL shall be held harmless from and against any liability in this regard.

CLAUSE 6.8 - The equipment that make up the telecommunications stations of the systems shall have certification issued or accepted by ANATEL, according to the regulations in effect.

   SECTION VII - AVAILABILITY OF AUTHORIZATION FOR THE USE OF RADIO FREQUENCY
                                     BLOCKS

CLAUSE 7.1 - The right to use radio frequency blocks referred to in this Section does not eliminate ANATEL's prerogative to modify its use or to arrange for a change in power or other technical features.

CLAUSE 7.2 - Unjustified failure to use the radio frequency blocks shall subject AUTHORIZED PARTY to the applicable penalties, according to regulations.

 SECTION VIII - TRANSFER OF AUTHORIZATION FOR THE USE OF RADIO FREQUENCY BLOCKS

CLAUSE 8.1 - Authorization for the use of radio frequency blocks may not be transferred without the corresponding transfer of authorization for the related service provision.

CLAUSE 8.2 - Authorization for the use of radio frequency blocks shall be extinguished by expiration of the final term, or due to irregular transfer, or forfeiture, decline, waiver or annulment of authorization for performance of the telecommunications service used thereby.

        SECTION IX. - NON-OBLIGATION TO CONTINUE AND THE RIGHT OF WAIVER

CLAUSE 9.1 - This Instrument does not impose on AUTHORIZED PARTY the duty to continue using the respective blocks, and AUTHORIZED PARTY shall be entitled to waiver pursuant to the terms of article 142 of Law 9472 of 1997, with due regard for the provisions of this Instrument.

PARAGRAPH 1 - The right of waiver does not eliminate the duty of AUTHORIZED PARTY to ensure users, as established in this Instrument and in the regulation, to be notified in advance of any interruption of use of the authorized radio frequency blocks.

PARAGRAPH 2 - The right of waiver, at the same time, does not eliminate the obligation of AUTHORIZED PARTY to comply with the commitments that are to the interest of society, which are assumed thereby upon execution of this Instrument.

                             SECTION X - MONITORING

CLAUSE 10.1 - AUTHORIZED PARTY shall permit the ANATEL agents at any time, free access to the equipment and facilities, and moreover, should provide them with all the documents and information required for performance of the monitoring activities.

SOLE PARAGRAPH - AUTHORIZED PARTY may appoint an assignee to accompany inspectors during their visits, monitoring and activities.

CLAUSE 10.2 - AUTHORIZED PARTY undertakes to pay the monitoring fees pursuant to law, especially the Installation and Operation Monitoring Fees.

SOLE PARAGRAPH - The monitoring fees shall be paid according to the schedule in
Exhibit I to Law No. 5070 of July 7, 1966, with amendments thereto.

                             SECTION XI - PENALTIES

CLAUSE 11.1 - Noncompliance with the conditions or undertakings assumed, associated with the Authorization for the Use of Radio Frequency Blocks, shall subject the AUTHORIZED PARTY to the penalties established in a specific regulation, without prejudice to the civil and penal sanctions.

                          SECTION XII - EXTINGUISHMENT

CLAUSE 12.1 - This Instrument shall be extinguished by cancellation, forfeiture, decline, waiver or annulment, with due regard for the provisions of this Section.

CLAUSE 12.2 - Cancellation of the Concession of Authorization for the Use of Radio Frequency Blocks may be decreed whenever there is a loss in conditions indispensable for maintenance of the respective Authorization for the Use of Radio Frequency Blocks.

CLAUSE 12.3 - Forfeiture of the Authorization for the Use of Radio Frequency Blocks may be decreed in the following events:

I - practice of a serious infraction;

II - transfer of Authorization for the use of radio frequency blocks;

III - repeated default on the commitments assumed in this Instrument or in the provisions of the regulations;

IV - failure to pay the Installation Monitoring Fees and the Operation Monitoring Fees, as set forth in Law No. 5070 of July 7, 1966, with amendments thereto.

CLAUSE 12.4 - Annulment of the Concession of Authorization for the Use of Radio Frequency Blocks shall derive from recognition by the administrative or judicial authority of an incurable irregularity in this Instrument.

CLAUSE 12.5 - Bilateral termination shall be effected upon a request for termination made by the AUTHORIZED PARTY, stipulating the period in which it intends to continue using the radio frequency blocks before their definitive interruption, which may not be less than six (6) months.

PARAGRAPH 1 - Termination shall not eliminate AUTHORIZED PARTY's obligation to answer for damages extended to users.

PARAGRAPH 2 - The instrument of bilateral termination shall contain provisions stipulating the conditions and terms of this termination.

CLAUSE 12.6 - Extinguishment of the Concession of Authorization for the Use of Radio Frequency Blocks shall be declared in a specific administrative proceeding, that guarantees adversary proceedings and full defense of AUTHORIZED PARTY.

CLAUSE 12.7 - ANATEL shall not be held responsible by users or third parties for any charges, encumbrances, obligations or commitments with third parties or with employees of AUTHORIZED PARTY provided by extinguishments set forth in the regulations and in this Instrument.

              SECTION XIII - LEGAL SYSTEM AND APPLICABLE DOCUMENTS

CLAUSE 13.1 - This Instrument is governed by Law 9472 of 1997, and its respective regulation, especially the Regulations for the Use of Radio Frequency Spectrum.

                             SECTION XIV - THE COURT

CLAUSE 14.1 - The parties elect the courts of the Judiciary Section of the Federal Courts in Brasilia, Federal District, to settle any disputes arising out of this Instrument.

                          SECTION XV - FINAL PROVISIONS

CLAUSE 15.1 - This Instrument shall be valid and effective as of the date of its publication in the Official Gazette of the Federal Executive.

In Witness Whereof, the parties sign this instrument in three (3) counterparts of equal form and content, in the presence of the undersigned witnesses to produce legal and judicial effects.

Brasilia, July 11, 2003

BY ANATEL:


----------------------------------------
JARBAS JOSE VALENTE
Private Services Superintendent


By AUTHORIZED PARTY:


----------------------------------------
LUIZ EDUARDO FALCO PIRES CORREA
Chief Executive Officer


----------------------------------------
PAULO ALTMAYER GONCALVES
Officer


WITNESSES:


----------------------------------------
NELSON MITSUO TAKAYANAGI
ID No. 435.023 - SSP/DF

----------------------------------------
BRUNO DE CARVALHO RAMOS
CREA-SP Registration No. 5.060.107.391/D